                                                               EXHIBIT (a)(1)(G)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------------------------
                                      GIVE THE
                                      SOCIAL
                                      SECURITY
FOR THIS TYPE ACCOUNT:                NUMBER OF--
--------------------------------------------------------------------------------
 1. An individual's account           The individual

 2. Two or more individuals           The actual owner of the
    (joint account)                   account or, if combined
                                      funds, any one of the
                                      individuals1
 3. Husband and wife                  The actual owner of the
    (joint account)                   account or, if joint
                                      funds, either person1

 4. Custodian account of a minor      The minor(2)
    (Uniform Gift to Minors Act)
 5. Adult and Minor (joint            The adult or, if the
    account)                          minor is the only
                                      contributor, the minor(1)

 6. Account in the name of            The ward, minor, or
    guardian or committee for a       incompetent person(3)
    designated ward, minor, or
    incompetent person
 7. a. The usual revocable savings    The grantor-trustee(1)
       trust account (grantor is also
       trustee)
    b. So-called trust account that   The actual owner(1)
       is not a legal or valid trust
       under State law
 8. Sole proprietorship account       The Owner(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      GIVE THE
                                      EMPLOYER
                                      IDENTIFICATION
 FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
--------------------------------------------------------------------------------
 9. A valid trust, estate, or         Legal entity (Do not furnish
    pension fund                      the identifying number of
                                      the personal representative
                                      or trustee unless the legal
                                      entity itself is not designated
                                      in the account title)(5)
10. Corporate account                 The corporation

11. Religious, charitable, or         The organization
    educational organization
    account
12. Partnership account held in       The partnership
    the name of the business

13. Association, club, or other       The organization
    tax-exempt organization

14. A broker or registered            The broker or nominee
    nominee
15. Account with the Department       The public entity
    of Agriculture in the name of
    a public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments
--------------------------------------------------------------------------------

1    List first and circle the name of the person whose number you furnish.

2    Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4    Show the name of the owner.

5    List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o    A corporation.

o    A financial institution.

o An organization exempt from tax under section 501(a) or an individual retirement plan.

o    The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.

o    An international organization or any agency or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

o    A real estate investment trust.

o    A common trust fund operated by a bank under section 584(a).

o    An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).

o    An entity registered at all times under the Investment Company Act of 1940.

o    A foreign central bank of issue.

Exempt payees described above nevertheless should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045, 6050A. (All "section" references herein are to the Internal Revenue Code of 1986)

PRIVACY ACT NOTICE--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.